As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-159679

Registration No. 333-159681

Registration No. 333-163953

Registration No. 333-163954

Registration No. 333-168364

Registration No. 333-169653

Registration No. 333-169655

Registration No. 333-173061

Registration No. 333-178266

Registration No. 333-180458

Registration No. 333-181082

Registration No. 333-185666

Registration No. 333-186100

Registration No. 333-187090

Registration No. 333-189354

Registration No. 333-190733

Registration No. 333-191866

Registration No. 333-193217

Registration No. 333-199447

Registration No. 333-201799

Registration No. 333-201802

Registration No. 333-205110

Registration No. 333-208349

Registration No. 333-210626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-159679

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-159681

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-163953

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-163954

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-168364

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-169653

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-169655

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-173061

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-178266

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-180458

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-181082

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-185666

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-186100

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-187090

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-189354

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-190733

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-191866

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-193217

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-199447

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-201799

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-201802

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-205110

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-208349

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-210626

UNDER THE SECURITIES ACT OF 1933

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 West Tasman Drive

San Jose, California 95134-1706

(Address of Principal Executive Offices) (Zip Code)

Options to purchase common stock granted under the Tidal Software, Inc. 1995 Stock Option Plan, as amended, and the Tidal Software Inc. 2006 Stock Plan, as amended, and restricted stock units granted under the Tidal Software, Inc. 2009 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the Pure Digital Technologies, Inc. 2002 Stock Plan, as amended and options to purchase stock and restricted stock units granted under the Pure Digital Technologies, Inc. 2009 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock under the Starent Networks, Corp. 2000 Stock Incentive Plan, as amended, and options to purchase stock and restricted stock units granted under the Starent Networks, Corp. 2007 Stock Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the ScanSafe, Inc. Amended and Restated 2005 Incentive Award Plan, restricted stock units granted under the ScanSafe, Inc. 2009 Equity Incentive Plan, and non-plan options to purchase stock granted by ScanSafe, Inc., and assumed by the Registrant

Options to purchase stock and restricted stock units granted under the CoreOptics, Inc. Amended and Restated Stock Incentive Plan of 2001 and the CoreOptics, Inc. 2010 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Arch Rock Corporation 2005 Stock Plan, as amended, and restricted stock units granted under the Arch Rock Corporation 2010 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the ExtendMedia Corporation 2006 Omnibus Stock Plan and restricted stock units granted under the ExtendMedia Corporation 2010 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Inlet Technologies, Inc. Stock Option Plan and restricted stock units granted under the Inlet Technologies, Inc. 2011 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the Beaumaris Networks, Inc. 2009 Stock Plan and restricted stock units granted under the Beaumaris Networks, Inc. 2011 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and restricted stock units granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and the Lightwire, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the ClearAccess, Inc. 2007 Stock Incentive Plan and restricted stock units granted under the ClearAccess, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the Cloupia, Inc. 2012 Equity Incentive Plan and restricted stock units granted under the Cloupia, Inc. 2012 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the BroadHop, Inc. 2013 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Intucell, Ltd. Amended and Restated 2010 Equity Incentive Plan and restricted stock units granted under the Intucell, Ltd. Amended and Restated 2010 Equity Incentive Plan and assumed by the Registrant

Restricted stock units granted under the Ubiquisys Limited 2013 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Composite Software, Inc. 2002 Equity Incentive Plan and the Composite Software, Inc. 2012 Equity Incentive Plan and restricted stock units granted under the Composite Software, Inc. 2012 Equity Incentive Plan and the Composite Software, Inc. 2013 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Sourcefire, Inc. 2002 Stock Incentive Plan and the Sourcefire, Inc. 2007 Stock Incentive Plan and restricted stock units granted under the Sourcefire, Inc. 2007 Stock Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the Kibits Corp. 2011 Equity Incentive Plan and assumed by the Registrant

Options to purchase stock granted under the Memoir Systems, Inc. 2009 Stock Incentive Plan, and restricted stock units granted under the Memoir Systems, Inc. 2014 Equity Incentive Plan, and assumed by the Registrant

Restricted stock units granted under the Neohapsis, Inc. 2014 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and restricted stock units granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and the Lightwire, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant

Restricted stock units granted under the Piston Cloud Computing, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant

Restricted stock units granted under the Portcullis Computer Security Limited 2015 Equity Incentive Plan, and assumed by the Registrant

Options to purchase stock granted under the Synata, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant

(Full Title of the Plans)

Evan Sloves

Secretary

Cisco Systems, Inc.

300 East Tasman Drive

San Jose, California 95134-1706

(Name and Address of Agent For Service)

(408) 526-4000

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offerings contemplated by these Registration Statements on Form S-8 (the “Registration Statements”) have terminated. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Registrant is removing from registration, by means of a post-effective amendment to each of the Registration Statements (the “Post-Effective Amendments”), all shares of Common Stock, par value $0.001 per share, registered under the following Registration Statements (as adjusted by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration) which remained unsold at the termination of the offerings (the “Shares”).

Registration No.	Date Filed with SEC	Name of Equity Plan or Agreement	Shares
333-159679	6/2/2009	Options to purchase common stock granted under the Tidal Software, Inc. 1995 Stock Option Plan, as amended, and the Tidal Software Inc. 2006 Stock Plan, as amended, and restricted stock units granted under the Tidal Software, Inc. 2009 Equity Incentive Plan, and assumed by the Registrant	52,198
333-159681	6/2/2009	Options to purchase stock granted under the Pure Digital Technologies, Inc. 2002 Stock Plan, as amended and options to purchase stock and restricted stock units granted under the Pure Digital Technologies, Inc. 2009 Equity Incentive Plan, and assumed by the Registrant	834,515
333-163953	12/23/2009	Options to purchase stock under the Starent Networks, Corp. 2000 Stock Incentive Plan, as amended, and options to purchase stock and restricted stock units granted under the Starent Networks, Corp. 2007 Stock Incentive Plan, and assumed by the Registrant	984,968
333-163954	12/23/2009	Options to purchase stock granted under the ScanSafe, Inc. Amended and Restated 2005 Incentive Award Plan, restricted stock units granted under the ScanSafe, Inc. 2009 Equity Incentive Plan, and non-plan options to purchase stock granted by ScanSafe, Inc., and assumed by the Registrant	203,566
333-168364	7/28/2010	Options to purchase stock and restricted stock units granted under the CoreOptics, Inc. Amended and Restated Stock Incentive Plan of 2001 and the CoreOptics, Inc. 2010 Equity Incentive Plan and assumed by the Registrant	14,330
333-169653	9/29/2010	Options to purchase stock granted under the Arch Rock Corporation 2005 Stock Plan, as amended, and restricted stock units granted under the Arch Rock Corporation 2010 Equity Incentive Plan and assumed by the Registrant	24,587
333-169655	9/29/2010	Options to purchase stock granted under the ExtendMedia Corporation 2006 Omnibus Stock Plan and restricted stock units granted under the ExtendMedia Corporation 2010 Equity Incentive Plan and assumed by the Registrant	25,363
333-173061	3/25/2011	Options to purchase stock granted under the Inlet Technologies, Inc. Stock Option Plan and restricted stock units granted under the Inlet Technologies, Inc. 2011 Equity Incentive Plan, and assumed by the Registrant	59,824
333-178266	12/1/2011	Options to purchase stock granted under the Beaumaris Networks, Inc. 2009 Stock Plan and restricted stock units granted under the Beaumaris Networks, Inc. 2011 Equity Incentive Plan and assumed by the Registrant	64,753

333-180458	3/29/2012	Options to purchase stock granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and restricted stock units granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and the Lightwire, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant	86,823
333-181082	5/1/2012	Options to purchase stock granted under the ClearAccess, Inc. 2007 Stock Incentive Plan and restricted stock units granted under the ClearAccess, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant	45,871
333-185666	12/24/2012	Options to purchase stock granted under the Cloupia, Inc. 2012 Equity Incentive Plan and restricted stock units granted under the Cloupia, Inc. 2012 Equity Incentive Plan and assumed by the Registrant	106,679
333-186100	1/18/2013	Restricted stock units granted under the BroadHop, Inc. 2013 Equity Incentive Plan and assumed by the Registrant	30,787
333-187090	3/6/2013	Options to purchase stock granted under the Intucell, Ltd. Amended and Restated 2010 Equity Incentive Plan and restricted stock units granted under the Intucell, Ltd. Amended and Restated 2010 Equity Incentive Plan and assumed by the Registrant	109,998
333-189354	6/14/2013	Restricted stock units granted under the Ubiquisys Limited 2013 Equity Incentive Plan and assumed by the Registrant	178,896
333-190733	8/20/2013	Options to purchase stock granted under the Composite Software, Inc. 2002 Equity Incentive Plan and the Composite Software, Inc. 2012 Equity Incentive Plan and restricted stock units granted under the Composite Software, Inc. 2012 Equity Incentive Plan and the Composite Software, Inc. 2013 Equity Incentive Plan and assumed by the Registrant	91,300
333-191866	10/23/2013	Options to purchase stock granted under the Sourcefire, Inc. 2002 Stock Incentive Plan and the Sourcefire, Inc. 2007 Stock Incentive Plan and restricted stock units granted under the Sourcefire, Inc. 2007 Stock Incentive Plan, and assumed by the Registrant	1,200,643
333-193217	1/7/2014	Options to purchase stock granted under the Kibits Corp. 2011 Equity Incentive Plan and assumed by the Registrant	1,934
333-199447	10/17/2014	Options to purchase stock granted under the Memoir Systems, Inc. 2009 Stock Incentive Plan, and restricted stock units granted under the Memoir Systems, Inc. 2014 Equity Incentive Plan, and assumed by the Registrant	15,652
333-201799	1/30/2015	Restricted stock units granted under the Neohapsis, Inc. 2014 Equity Incentive Plan, and assumed by the Registrant	2,684
333-201802	1/30/2015	Options to purchase stock granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and restricted stock units granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and the Lightwire, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant	0

333-205110	6/19/2015	Restricted stock units granted under the Piston Cloud Computing, Inc. 2015 Equity Incentive Plan, and assumed by the Registrant	129,957
333-208349	12/4/2015	Restricted stock units granted under the Portcullis Computer Security Limited 2015 Equity Incentive Plan, and assumed by the Registrant	2,658
333-210626	4/6/2016	Options to purchase stock granted under the Synata, Inc. 2013 Equity Incentive Plan, and assumed by the Registrant	0

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 19, 2020.

Cisco Systems, Inc.

By:	/s/ Evan Sloves
Evan Sloves Secretary